Exhibit 99.1
Revance Reports Third Quarter 2024 Financial Results, Provides Corporate Update
–On August 11, 2024, Revance and Crown Laboratories, Inc. entered into a merger agreement. As a result of discussions between the Revance and Teoxane, Crown and Revance agreed to extend the deadline upon which the tender offer must commence to November 12, 2024. The tender offer has not yet commenced.
–Revance entered into an amendment to the Exclusive Distribution Agreement with Teoxane for the distribution of the RHA® Collection of dermal fillers in the U.S. and an Exclusive Distribution Agreement with Teoxane for DAXXIFY® in Australia and New Zealand.
–Shanghai Fosun Pharmaceutical Industrial Development Co., Ltd. announced China’s National Medical Products Association’s approval of DAXXIFY in Mainland China for the temporary improvement of the appearance of moderate to severe glabellar lines.
–Revance is withdrawing the Company’s 2024 financial guidance and will not be holding a conference call to accompany its 3Q’24 financial results.

NASHVILLE, Tenn. --(BUSINESS WIRE)—November 7, 2024 - Revance Therapeutics, Inc. (NASDAQ: RVNC, www.revance.com) (“Revance,” the “Company” or “our”), today reported financial results for the third quarter ended September 30, 2024 and provided a corporate update.

Third Quarter Highlights and Subsequent Updates
•Crown Laboratories and Revance Announce Entry Into Merger Agreement and Delay of Tender Offer Commencement. During the quarter, Revance and Crown Laboratories, Inc (“Crown”) announced that they had entered into a merger agreement pursuant to which the companies would seek to merge the two complementary organizations. Under the terms of the agreement, which was unanimously approved by Revance's Board of Directors, Crown will commence a tender offer to purchase all of Revance’s outstanding shares of common stock, at a price of $6.66 per share, in cash. As a result of discussions between the Company and Teoxane SA (“Teoxane”) regarding an alleged breach of the Exclusive Distribution Agreement for the distribution of the RHA® Collection of dermal fillers in the U.S. (the “U.S. Distribution Agreement”), the parties extended the date by which the tender offer must be commenced.

Revance and Crown agreed to extend the tender offer commencement date to November 12, 2024 or another date mutually agreed to between the parties.
•Revance and Teoxane Enter into Agreements to Further their Partnership. Following a notice from Teoxane to remedy alleged material breaches of the U.S. Distribution Agreement and discussions between the parties, on October 24, 2024, Revance and Teoxane entered into a sixth amendment to the U.S. Distribution Agreement and an exclusive distribution agreement (the “ANZ Distribution Agreement”) pursuant to which Teoxane will act as Revance’s and Revance Australia's exclusive distributor and licensee in Australia and New Zealand of certain products containing DaxibotulinumtoxinA-lanm, including DAXXIFY®, for the treatment of (a) temporary improvements in the appearance of glabellar lines and other indications related to altering cosmetic appearance and (b) cervical dystonia. The ANZ Distribution Agreement expires December 31, 2040.
•DAXXIFY Approved in Mainland China for Glabellar Lines. On September 9, Shanghai Fosun Pharmaceutical Industrial Development Co., Ltd. (“Fosun”) announced that the Biologics License Application for DAXXIFY had been recently approved by China’s National Medical Products Administration for the temporary improvement in the appearance of moderate to severe glabellar lines.

Financial Highlights
•Total net revenue for the third quarter ended September 30, 2024 was $59.9 million compared to $54.1 million for the same period in 2023, representing an increase of 11%, due primarily to an overall increase in the sales volume of DAXXIFY and the RHA® Collection, partially offset by an overall reduction in the average selling prices for both product lines. Net revenue for the third quarter ended September 30, 2024 included $30.5 million of RHA® Collection revenue, $28.3 million of DAXXIFY revenue, and $1.1 million of collaboration revenue. Total net revenue for the nine months ended September 30, 2024 was $177.2 million compared to $154.3 million for the same period in 2023.
•Selling, general and administrative (SG&A) expenses for the three and nine months ended September 30, 2024 were $62.6 million and $197.3 million compared to $65.8 million and $202.5 million, respectively, for the same periods in 2023. The decrease was primarily due to lower stock-based compensation charges and sales and marketing expenses related to DAXXIFY and the RHA® Collection, offset primarily by expenses related to the launch of DAXXIFY for cervical dystonia and $7.3 million of transaction costs related to the pending merger.
•Research and development (R&D) expenses for the three and nine months ended September 30, 2024 were $11.4 million and $41.7 million compared to $8.7 million and $43.8 million, respectively, for the same periods in 2023. The decrease was primarily due to the U.S. Food and Drug Administration’s approval of our manufacturing partner’s, Ajinomoto Bio-Pharma Services, site in late Q1 2023 which allowed the subsequent DAXXIFY manufacturing expenses to be capitalized as inventory.
•Total operating expenses for the three and nine months ended September 30, 2024 were $92.1 million and $290.8 million compared to $91.7 million and $294.9 million, respectively, for the same periods in 2023.
•Net loss from continuing operations for the three and nine months ended September 30, 2024 were $38.1 million and $125.1 million, respectively, compared to $39.4 million and $146.1 million for the same periods in 2023.
•Cash, cash equivalents and short-term investments as of September 30, 2024 were $184.1 million.

Note: In connection with the exit of the Fintech Platform business (HintMD and OPUL®), the results of the Fintech Platform business are reflected as discontinued operations in our financial statements as of September 30, 2024 and December 31, 2023 and for the periods ended September 30, 2024 and 2023. Therefore, the results discussed reflect our continuing operations and exclude results of the Fintech Platform, which was presented in our financial statements as the service segment.

2024 Financial Outlook
In light of the proposed merger with Crown and other recent developments, Revance will not be providing any forward-looking guidance and is withdrawing any previously provided guidance and outlook. In addition, Revance will not hold a conference call to discuss its third quarter 2024 earnings.

About Revance
Revance is a biotechnology company setting the new standard in healthcare with innovative aesthetic and therapeutic offerings that enhance patient outcomes and physician experiences. Revance’s portfolio includes DAXXIFY (DaxibotulinumtoxinA-lanm) for injection and the RHA® Collection of dermal fillers, which RHA® technology is proprietary to and manufactured by Teoxane SA in Switzerland. Revance has partnered with Teoxane, SA to supply HA fillers for U.S. distribution. Revance has also partnered with Viatris Inc. to develop a biosimilar to onabotulinumtoxinA for injection and Shanghai Fosun Pharmaceutical to commercialize DAXXIFY in China.
Revance’s global headquarters and experience center is located in Nashville, Tennessee. Learn more at Revance.com, RevanceAesthetics.com, DAXXIFY.com, HCP.DAXXIFYCervicalDystonia.com, or connect with us on LinkedIn(https://www.linkedin.com/company/revance).
“Revance”, the Revance logo, and DAXXIFY® are registered trademarks of Revance Therapeutics, Inc. Resilient Hyaluronic Acid® and RHA® are trademarks of TEOXANE SA.

Forward-Looking Statements
Any statements in this press release that are not statements of historical fact, including statements related to expectations with respect to the tender offer and the merger, including the timing thereof and the likelihood of the tender offer being commenced on the same terms as previously announced, or at all; our and Crown's ability to successfully complete the merger; the impact to the Company if the merger is not completed; plans regarding 2024 guidance; the potential to set a new standard in healthcare; patient outcomes and physician experiences; commercialization of DAXXIFY in Australia and New Zealand with our partner, Teoxane; development of an onobotulinumtoxinA biosimilar with our partner, Viatris; and commercialization of DAXXIFY in China with our partner, Shanghai Fosun Pharmaceutical; constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance, events, circumstances or achievements reflected in the forward-looking statements will ever be achieved or occur.
Forward-looking statements are subject to risks and uncertainties that could cause actual results and the timing of events to differ materially from our expectations. These risks and uncertainties relate to, but are not limited to: the risks and uncertainties inherent in the tender offer and the merger, including, among other things, regarding how many of the Company stockholders will tender their shares in the offer, the possibility that competing offers will be made, the ability to satisfy the conditions to the closing of the tender offer and the merger, the expected timing of the tender offer and the merger, the possibility that the merger will not be completed, difficulties or unanticipated expenses in connection with integrating the parties’ operations, products and employees and the possibility that anticipated synergies and other anticipated benefits of the transaction will not be realized in the amounts expected, within the expected timeframe or at all, the effect of the announcement of the tender offer and the merger on the Company’s and Crown’s business relationships (including, without limitations, partners and customers), the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, the expected tax treatment of the transaction, and the impact of the transaction on the businesses of the Company and Crown, and other circumstances beyond the Company’s and Crown’s control; our ability to obtain funding for our operations; the timing of capital expenditures; the accuracy of our estimates regarding expenses, revenues, capital requirements, supply chain and operational efficiencies; our financial performance and the economics of DAXXIFY and the RHA® Collection of dermal fillers; our ability to comply with our debt obligations; the impact of macroeconomic factors on our manufacturing operations, supply chain, end user demand for our products, commercialization efforts, business operations, regulatory meetings, inspections and approvals, clinical trials and other aspects of our business and on the market; our ability to maintain approval of our products; our ability and the ability of our partners to manufacture supplies for DAXXIFY and our drug product candidates; our ability to acquire supplies of the RHA® Collection of dermal fillers; the uncertain clinical development process; our ability to obtain, and the timing relating to, regulatory submissions and approvals with respect to our drug product candidates and third-party manufacturers; the risk that clinical trials may not have an effective design or generate positive results or that positive results would assure regulatory approval or commercial success; the applicability of clinical study results to actual outcomes; the rate and degree of economic benefit, safety, efficacy, duration, commercial acceptance, market, competition and/or size and growth potential of DAXXIFY, the RHA® Collection of dermal fillers, and our drug product candidates, if approved; our ability to successfully commercialize DAXXIFY and to continue to successfully commercialize the RHA® Collection of dermal fillers; the timing and cost of commercialization activities; securing or maintaining adequate coverage or reimbursement by third-party payers for DAXXIFY; the proper training and administration of our products by physicians and medical staff; our ability to maintain and gain acceptance from injectors and physicians in the use of DAXXIFY for aesthetic and therapeutic indications; our ability to strengthen professional partnerships; our ability to expand sales and marketing capabilities; the status of commercial collaborations; changes in and failures to comply with laws and regulations; our ability to continue obtaining and maintaining intellectual property protection for our products; the cost and our ability to defend ourselves in product liability, intellectual property, class action or other lawsuits; our ability to limit or mitigate cybersecurity incidents; the volatility of our stock price; and other risks. Detailed information regarding factors that may cause actual results to differ materially from the results expressed or implied by statements in this press release may be found in our periodic filings with the Securities and Exchange Commission (SEC), including factors described in the section entitled "Risk Factors" in our Form 10-K filed with the SEC on February 28, 2024, and including, without limitation, our Form 10-Q for the quarter ended September 30, 2024 expected to be filed with the SEC on November 7, 2024. The forward-looking statements in this press release speak only as of the date hereof. We disclaim any obligation to update these forward-looking statements.

REVANCE THERAPEUTICS, INC.
Condensed Consolidated Balance Sheets
(In thousands, except share and per share amounts)
(Unaudited)

	September 30,	December 31,
	2024	2023
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$58,585	$137,329
Restricted cash, current	465	550
Short-term investments	125,491	116,586
Accounts receivable, net	48,263	27,660
Inventories	85,213	45,579
Prepaid expenses and other current assets	9,935	9,308
Current assets of discontinued operations	1,735	1,853
Total current assets	329,687	338,865
Property and equipment, net	15,897	17,225
Intangible assets, net	7,634	9,270
Operating lease right-of-use assets	47,996	53,167
Finance lease right-of-use asset	13,100	19,815
Restricted cash, non-current	5,564	5,995
Finance lease prepaid expense	41,514	32,383
Other non-current assets	172	321
Non-current assets of discontinued operations	—	1,413
TOTAL ASSETS	$461,564	$478,454
LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES
Accounts payable	$12,335	$13,554
Accruals and other current liabilities	34,022	52,863
Deferred revenue, current	6,329	10,737
Operating lease liabilities, current	6,372	5,703
Finance lease liability, current	10,841	2,651
Debt, current	10,150	2,500
Current liabilities of discontinued operations	—	1,216
Total current liabilities	80,049	89,224
Debt, non-current	421,041	426,595
Deferred revenue, non-current	85,550	70,419
Operating lease liabilities, non-current	35,043	40,985
Other non-current liabilities	2,911	2,835
TOTAL LIABILITIES	624,594	630,058
STOCKHOLDERS’ DEFICIT
Preferred stock, par value $0.001 per share — 5,000,000 shares authorized, and no shares issued and outstanding as of September 30, 2024 and December 31, 2023	—	—
Common stock, par value $0.001 per share — 190,000,000 shares authorized as of September 30, 2024 and December 31, 2023; 104,895,611 and 87,962,765 shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively	105	88
Additional paid-in capital	2,043,893	1,926,654
Accumulated other comprehensive gain	72	14
Accumulated deficit	(2,207,100)	(2,078,360)
TOTAL STOCKHOLDERS’ DEFICIT	(163,030)	(151,604)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$461,564	$478,454

REVANCE THERAPEUTICS, INC.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue:
Product revenue, net	$58,827	$54,109	$175,874	$154,160
Collaboration revenue	1,052	3	1,330	139
Total revenue, net	59,879	54,112	177,204	154,299
Operating expenses:
Cost of product revenue (exclusive of amortization)	17,633	16,821	50,179	46,915
Selling, general and administrative	62,578	65,791	197,314	202,523
Research and development	11,379	8,688	41,674	43,844
Amortization	545	374	1,636	1,636
Total operating expenses	92,135	91,674	290,803	294,918
Loss from continuing operations	(32,256)	(37,562)	(113,599)	(140,619)
Interest income	2,631	3,733	8,806	9,851
Interest expense	(6,732)	(5,093)	(17,667)	(13,958)
Other expense, net	(258)	(223)	(1,149)	(1,056)
Loss from continuing operations before income taxes	(36,615)	(39,145)	(37,469)	(58,166)
Income tax provision	(1,500)	(300)	(1,500)	(300)
Net loss from continuing operations	(38,115)	(39,445)	(125,109)	(146,082)
Net loss from discontinued operations	—	(101,731)	(3,631)	(122,205)
Total net loss	(38,115)	(141,176)	(128,740)	(268,287)
Unrealized gain	98	48	58	361
Comprehensive loss	$(38,017)	$(141,128)	$(128,682)	$(267,926)

Basic and diluted net loss per share:
Continuing operations	$(0.37)	$(0.46)	$(1.25)	$(1.74)
Discontinued operations	—	(1.17)	(0.04)	(1.46)
Total net loss per basic and diluted share	$(0.37)	$(1.63)	$(1.29)	$(3.20)

Basic and diluted weighted-average number of shares used in computing net loss per share	104,212,891	86,613,425	100,016,088	83,816,577

REVANCE THERAPEUTICS, INC.

Product Revenue Breakdown (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2024	2023	2024	2023
Product:
RHA® Collection of dermal fillers	$30,503	$32,133	$96,704	$94,180
DAXXIFY®	28,324	21,976	79,170	59,980
Total product revenue, net	$58,827	$54,109	$175,874	$154,160

Investors
Laurence Watts,
New Street Investor Relations
laurence@newstreetir.com

Media
Revance@evolvemkd.com